UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2012

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.
On November 30, 2012, Dunkin’ Brands Group, Inc. (the “Company”) and Nigel Travis, Chief Executive Officer, entered into an amendment (the “Amendment”) to his First Amended and Restated Executive Employment Agreement with the Company dated May 3, 2011 (the “Agreement”).
The Amendment modifies the method for calculating Mr. Travis’ annual payout under the Company’s Short Term Incentive Plan (the “Plan”) in circumstances where the Company exceeds its global EBITDA target under the Plan. Pursuant to the Amendment, under such circumstances Mr. Travis will now be entitled to receive a bonus under the Plan that is calculated in a manner consistent with how the bonus under the Plan is calculated for the majority of other senior executives of the Company.
A copy of the Amendment is filed herewith as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Amendment #1 to First Amended Restated Executive Employment Agreement between Dunkin’ Brands, Inc., Dunkin’ Brands Group, Inc. and Nigel Travis

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Richard J. Emmett
Richard J. Emmett
Senior Vice President & General Counsel
Date: December 3, 2012